Exhibit (j)

Consent of Independent Registered Public Accounting Firm

We consent to the reference to us in this Post-Effective Amendment No. 34 to Registration Statement No. 033-17704 on Form N-1A of Variable Insurance Products Fund V, including VIP Freedom 2035 Portfolio, VIP Freedom 2040 Portfolio, VIP Freedom 2045 Portfolio, and VIP Freedom 2050 Portfolio under the heading "Independent Registered Public Accounting Firm" in the Statement of Additional Information, which is a part of such registration statement.

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP

Boston, Massachusetts

April 1, 2009